                                   FORM 8-K/A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                     AMENDMENT NO.1 TO APPLICATION OF REPORT

          FILED PURSUANT TO SECTION 12, 13, OR 15(D) OF THE SECURITIES

                              EXCHANGE ACT OF 1934

Date of Report: April 1, 1996                  Date of Event:  January 16, 1996


                        INFINITY BROADCASTING CORPORATION
               (Exact name of registrant as specified in charter)


Delaware                              0-14702                        13-2766282
- --------------                 ---------------------        -------------------
State of jurisdiction          (Commission File No.)           (I.R.S. Employer
Corporation or organization                                 Identification No.)


 600 Madison Avenue, New York, New York                                  10022
- ---------------------------------------                                  -----
(Address of principal executive offices)                             (Zip Code)

                                  (212)750-6400
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


This Amendment No. 1 amends the registrant's Current Report on Form 8-K filed on September 27, 1995 and supplies the financial statements for an acquired business and pro forma financial information within 60 days of the original due date of such Report as permitted by Item 7(a)(4) and Item 7(b)(2) of Form 8-K.

                           Item 2.  Acquisition of Disposal or Assets

     On January 16, 1996, Infinity Broadcasting Corporation (the "Company") and several of its wholly-owned subsidiaries completed the acquisition of seven radio stations located in Dallas, San Francisco, Detroit and Seattle from various entities affiliated with Alliance Broadcasting, L.P. for a total purchase price of $275 million, including working capital (the "Alliance Acquisition"). The radio stations are KYNG-FM and KSNN-FM in Dallas, KFRC-FM, KFRC-AM and KYCY-FM in San Francisco, WYCD-FM in Detroit and KYCW-FM in
Seattle (collectively, the "Stations").

     The purchase price of the Alliance Acquisition was funded by bank borrowings under the Company's Second Amended and Restated Credit Agreement, dated as of December 22, 1994 (the "Credit Agreement"), with a syndicated group of bank lenders. The Credit Agreement provides for aggregate borrowings of up to $700 million. The Company used a portion of such availability to complete the purchase of TDI Worldwide, Inc. on March 26, 1996.

     On February 7, 1996, the Company entered into an agreement to sell its Seattle radio station KYCW-FM for approximately $26 million (the "KYCW-FM Disposition").

Item 7. Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

     The information called for by this Item is included on Pages F-1 through F-19 of this filing and is incorporated herein by reference.

(b) Pro Forma Financial Information.

     The unaudited pro forma combined balance sheet data at December 31, 1995 is presented as if, at such date, the Company had acquired the Stations and completed the KYCW-FM Disposition. The unaudited pro forma combined statements of operations data for the year ended December 31, 1995 are presented as if, at the beginning of such period, the Company had acquired the Stations and radio station KLUV-FM, the acquisition of which was completed on April 21, 1995 and completed the KYCW-FM Disposition.

     In the opinion of management, all adjustments necessary to present fairly this pro forma information have been made.

     The pro forma combined financial statements that follow should be read in conjunction with the Company's Consolidated Financial Statements and Notes thereto, which appear in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and with the Financial Statements and Notes thereto of Alliance Broadcasting, L.P. appearing elsewhere in this filing. The pro forma information is not necessarily indicative of the results that would have been reported had the Alliance Acquisition and, radio station KLUV-FM acquisition or the KYCW-FM Disposition actually occurred on the dates specified, nor is it indicative of the Company's future results.

(c)  Exhibits


Exhibit
NUMBER                           DESCRIPTION OF EXHIBIT

2(a) Asset Purchase Agreement, dated as of September 12, 1994, by and between TK Communications, Inc. and Infinity Broadcasting Corporation of Dallas. (This exhibit can be found as Exhibit 2(f) to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 (File No. 0-14702) and is incorporated herein by reference.)

2(b) Purchase Agreement, dated as of September 22, 1995, among each of the entities identified in Schedule 1.0 (a) thereto, Alliance Broadcasting, L.P., each of the entities identified in Schedule 1.0
          (b) thereto, Infinity Broadcasting Corporation of Los Angeles and the Company. (This exhibit can be found as Exhibit 2(a) to the Company's Report on Form 8-K filed on September 27, 1995 (File No. 0-14702), such Report on Form 8-K being the subject of this Form 8-K/A No. 1 and
          is  incorporated   herein  by  reference.)
23(a)     Consent  of  Price  Waterhouse LLP

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          INFINITY BROADCASTING CORPORATION



                                      By:  /S/ FARID SULEMAN
                                          __________________________________
                                           Farid Suleman
                                           Vice President - Finance
                                           and Chief Financial Officer





Date:  April 1, 1996

ALLIANCE BROADCASTING, L.P.
CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 1995

ALLIANCE BROADCASTING, L.P.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------




                                                                  PAGE


REPORT OF INDEPENDENT ACCOUNTANTS                                 F-1

CONSOLIDATED BALANCE SHEET AT DECEMBER 31, 1994 AND 1995          F-2

CONSOLIDATED STATEMENT OF OPERATIONS FOR THE THREE YEARS
    ENDED DECEMBER 31, 1995                                       F-3

CONSOLIDATED STATEMENT OF PARTNERS' CAPITAL FOR THE THREE YEARS
    ENDED DECEMBER 31, 1995                                       F-4

CONSOLIDATED STATEMENT OF CASH FLOWS FOR THE THREE YEARS ENDED
    DECEMBER 31, 1995                                             F-7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        F-8

                                   Report of Independent Accountants





To the Partners of Alliance Broadcasting, L.P.

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of partners' capital and of cash flows present fairly, in all material respects, the financial position of Alliance Broadcasting, L.P. (Alliance) and its subsidiaries at December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of Alliance's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



PRICE WATERHOUSE LLP

San Francisco, California
February 26, 1996


ALLIANCE BROADCASTING, L.P.

CONSOLIDATED BALANCE SHEET
- --------------------------------------------------------------------------------


                                                          DECEMBER 31,
                                                  1994                   1995

ASSETS
Current assets:
   Cash                                         $ 1,511,000       $    1,439,000
   Accounts receivable, less
     allowance for doubtful accounts
     of $266,000 and $222,000                     8,410,000            9,089,000
   Prepaid expenses and other                       574,000              444,000
                                          -----------------     ----------------


        Total current assets                     10,495,000           10,972,000

Property and equipment, net                       6,884,000            6,025,000

Intangible and other assets, net                 71,002,000           66,219,000
                                          -----------------    -----------------

        Total assets                            $88,381,000       $   83,216,000
                                          -----------------    -----------------


LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
   Accounts payable                             $ 2,170,000       $    1,264,000
   Accrued expenses                               1,677,000            1,336,000
   Current portion of capital
      lease obligations                              93,000              109,000
   Current portion of note payable                2,000,000            9,000,000
                                          -----------------    -----------------

        Total current liabilities                 5,940,000           11,709,000

Capital lease obligations,
   less current portion                             230,000              433,000
Note payable, less current portion               58,000,000           50,000,000
                                          -----------------    -----------------

        Total liabilities                        64,170,000           62,142,000
                                          -----------------    -----------------


Commitments and contingencies
   (Notes 5, 6 and 7)

Partners' capital:
   General partner                                   -                    -
   Class A limited partners                     19,001,000            16,312,000
   Class B limited partner, net of
     deferred contribution receivable
     of $2,539,000 and $3,957,000                    -                    -
   Class D limited partners                      5,210,000             4,762,000
                                         -----------------     -----------------

        Total partners' capital                 24,211,000            21,074,000
                                         -----------------     -----------------

        Total liabilities and
          partners' capital                   $ 88,381,000        $   83,216,000
                                         -----------------     -----------------



   The accompanying notes are an integral part of these financial statements.



ALLIANCE BROADCASTING, L.P.

CONSOLIDATED STATEMENT OF OPERATIONS
- --------------------------------------------------------------------------------

                                              YEAR ENDED DECEMBER 31,
                                           1993           1994           1995
REVENUE
   Gross revenue                        $ 13,356,000 $ 33,288,000 $ 46,332,000

   Less - agency commissions              (2,143,000)  (5,641,000)  (7,597,000)
                                        ------------ ------------ ------------
      Net revenue                         11,213,000   27,647,000   38,735,000
                                        ------------ ------------ ------------
STATION OPERATING COSTS AND EXPENSES     (12,684,700) (24,113,000) (26,540,000)

TIME BROKERAGE FEES                         (807,300)    (495,000)       -

DEPRECIATION AND AMORTIZATION             (2,744,000)  (5,426,000)  (6,422,000)

CORPORATE GENERAL AND ADMINISTRATIVE
    EXPENSES                              (1,366,000)  (1,789,000)  (2,230,000)

OTHER INCOME (EXPENSE)
   Interest and other expense               (981,000)  (4,395,000)  (7,837,000)
   Class C Return                           (454,000)       -            -
   Interest and other income                 381,000      973,000    1,293,000
                                        ------------ ------------ ------------
        Total other income (expense)      (1,054,000)  (3,422,000)  (6,544,000)
                                        ------------ ------------ ------------
   Loss before state income taxes
      and extraordinary item              (7,443,000)  (7,598,000)  (3,001,000)

PROVISION FOR STATE INCOME TAXES               -            -         (146,000)
                                        ------------ ------------ ------------
   Loss before extraordinary item         (7,443,000)  (7,598,000)  (3,147,000)

EXTRAORDINARY ITEM-REFINANCING (NOTE 4)        -       (1,491,000)       -
                                        ------------ ------------ ------------
NET LOSS                                $ (7,443,000) $(9,089,000) $(3,147,000)
                                        ------------ ------------ ------------

NET LOSS PER PARTNERSHIP UNIT
   Loss before extraordinary item       $      (0.27) $     (0.16) $     (0.06)
   Extraordinary item-refinancing               -           (0.03)        -
                                        ------------ ------------ ------------
   Net loss                             $      (0.27) $     (0.19) $     (0.06)
                                        ------------ ------------ ------------

NET LOSS ALLOCATION
   General partner                      $   (247,000) $   (66,000) $   (10,000)
   Limited partners                       (7,196,000)  (9,023,000)  (3,137,000)

   The accompanying notes are an integral part of these financial statements.


Alliance Broadcasting, L.P.

Consolidated Statement of Partners' Capital
- ------------------------------------------------------------------------------------------------------------------------------------

                                       General Partner  Class A Limited Partners   Class B Limited Partner  Class D Limited Partners
                                       Units    Amount   Units           Amount    Units         Amount(1)   Units           Amount

Balance at December 31, 1992          177,000 $   -      16,678,000 $11,212,000    702,000     $    -          -        $     -

Additional capital contributions
   related to Alliance Broadcasting
   Motown, L.P.                        10,000   10,000    1,000,000   1,000,000     42,000

Capital contributions in
   connection with formation of
   Alliance Broadcasting
   Holdings, Inc./ Alliance
   Broadcasting California, L.P.      175,000  175,000   16,668,000  16,668,000    702,000

Additional capital contributions
   related to Armadillo
   Broadcasting, L.P.                  53,000   53,000    5,000,000   5,000,000    211,000

Capital contributions by Class B
   limited partner and general
   partner                              9,000    9,000                             882,000

Net loss - initial allocation                  (74,000)              (7,067,000)                (302,000)

Reallocate Class B limited
   partner deficit to general
   partner and Class A limited
   partners                                   (173,000)                (129,000)                 302,000
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------
Balance at December 31, 1993          424,000 $   -      39,346,000 $26,684,000   2,539,000   $     -         -        $     -
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------


  (1)Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).

                           - continued on next page -


Alliance Broadcasting, L.P.

Consolidated Statement of Partners' Capital
- -----------------------------------------------------------------------------------------------------------------------------------

                                       General Partner  Class A Limited Partners   Class B Limited Partner  Class D Limited Partners
                                       Units    Amount   Units           Amount    Units         Amount(1)   Units           Amount

Balance at December 31, 1993          424,000 $   -      39,346,000 $26,684,000  2,539,000     $    -          -        $     -

Capital contributions in connection
   with the formation of Alliance
   Broadcasting Cranwell, L.P.         28,000   28,000                                                      2,800,000     2,800,000

Capital contributions in conncetion
   with the formation of Alliance
   Broadcasting Rainier, L.P.           8,000    8,000                                                        750,000       750,000

Additional capital contributions to
   fund working capital requirements   30,000   30,000                                                      3,000,000     3,000,000

Net loss - initial allocation                  (91,000)              (7,271,000)                (454,000)                (1,273,000)

Reallocate Class B limited partner
   and general partner deficits to
   Class A and Class D limited
   partners                                     25,000                 (412,000)                 454,000                    (67,000)
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------
Balance at December 31, 1994          490,000 $   -      39,346,000 $19,001,000   2,539,000   $     -       6,550,000  $  5,210,000
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------


  (1)Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).

                           - continued on next page -


Alliance Broadcasting, L.P.

Consolidated Statement of Partners' Capital
- -----------------------------------------------------------------------------------------------------------------------------------


                                       General Partner  Class A Limited Partners   Class B Limited Partner  Class D Limited Partners
                                       Units    Amount   Units           Amount    Units         Amount(1)   Units           Amount

Balance at December 31, 1994          490,000 $   -      39,346,000 $19,001,000  2,539,000     $    -       6,550,000   $ 5,210,000

Issuance of Class B units under
   the Class B Unit Award Program      10,000   10,000                             945,000

Net loss - initial allocation                  (32,000)              (2,482,000)                (220,000)                  (413,000)

Reallocate Class B limited partner
   and general partner deficits to
   Class A and Class D limited
   partners                                     22,000                 (207,000)                 220,000                    (35,000)
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------
Balance at December 31, 1995          500,000 $   -      39,346,000 $16,312,000   3,484,000   $     -       6,550,000  $  4,762,000
                                    --------- -------- ------------ -----------  ----------  ----------- ------------- ------------



  (1)Payment of the capital contributions related to the issuance of the Class B limited partnership units is deferred under the terms of the partnership agreement and is payable through recontribution of available cash flows, as defined, otherwise distributable to the Class B limited partner (Note 7).


ALLIANCE BROADCASTING, L.P.

CONSOLIDATED STATEMENT OF CASH FLOWS
- --------------------------------------------------------------------------------

                                                   YEAR ENDED DECEMBER 31,
                                             1993          1994          1995
CASH FLOWS FROM OPERATING ACTIVITIES
   Net loss                            $ (7,443,000) $ (9,089,000) $ (3,147,000)
   Adjustments to reconcile net loss
     to net cash flows from
     operating activities:
      Depreciation and amortization       2,744,000     5,426,000     6,422,000
      Accrued interest - note payable       (65,000)         -             -
      Accrued Class C Return               (657,000)         -             -
      Extraordinary item - refinancing         -        1,491,000          -
      Loss on sale of fixed asset              -             -          201,000
   Change in other assets and
     liabilities:
      Accounts receivable, net           (2,202,000)   (4,603,000)     (679,000)
      Prepaid expenses and other
         current assets                     943,000      (353,000)      130,000
      Accounts payable and accrued
         expenses                           730,000     2,119,000    (1,247,000)
                                        ------------  ------------  ------------
          Net cash flows from
            operating activities         (5,950,000)   (5,009,000)    1,680,000
                                        ------------  ------------  ------------

CASH FLOWS FROM INVESTING ACTIVITIES
   Additions to property, equipment
      and other assets                     (867,000)   (1,645,000)     (624,000)
   Acquisition of radio station assets
      and related costs                 (31,642,000)  (31,466,000)         -
   Other                                       -             -          (38,000)
                                        ------------  ------------  ------------
        Net cash flows from investing
          activities                    (32,509,000)  (33,111,000)     (662,000)
                                        ------------  ------------  ------------

CASH FLOWS FROM FINANCING ACTIVITIES
   Capital contributions                 22,915,000     6,616,000        10,000
   Proceeds from note payable, net of
     deferred financing costs            23,210,000    56,217,000     1,000,000
   Principal payments of note payable      (700,000)  (25,000,000)   (2,000,000)
   Retirement of Class C partnership
     unit                                (7,300,000)         -             -
   Reduction of capital lease
     obligations                            (34,000)      (50,000)     (100,000)
                                        ------------  ------------  ------------
        Net cash flows from financing
          activities                     38,091,000    37,783,000    (1,090,000)
                                        ------------  ------------  ------------
        Net change in cash                 (368,000)     (337,000)      (72,000)

Cash at beginning of year                 2,216,000     1,848,000     1,511,000
                                        ------------  ------------  ------------
Cash at end of year                     $ 1,848,000   $ 1,511,000   $ 1,439,000
                                        ------------  ------------  ------------
SUPPLEMENTAL CASH FLOW DISCLOSURES
   Interest paid during year            $  452,000    $ 3,381,000   $ 6,165,000
                                        ------------  ------------  ------------
   Payment of Class C Return during
     year                               $ 1,111,000   $      -      $      -
                                        ------------  ------------  ------------
   Noncash transactions:
      Acquisition of property and
        equipment through capital
        lease obligations               $    85,000   $   183,000   $   319,000
                                        ------------  ------------  ------------

   The accompanying notes are an integral part of these financial statements.

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


  1. THE PARTNERSHIP AND BUSINESS OF ALLIANCE BROADCASTING, L.P.

     ORGANIZATION
     Alliance Broadcasting, L.P. (Alliance) was formed as a limited partnership in January 1990 for the purpose of acquiring, developing and operating broadcast radio stations either directly or through its subsidiaries. Its general partner is Alliance Broadcasting, Inc., a corporation owned by John Hayes. Its Class A and Class D limited partners are GS Alliance Partners, L.P. and Odyssey Partners, L.P. and the Class B limited partners are John Hayes and certain Alliance employees. Alliance's initial term expires in November 2003. However, the partnership agreement, as amended, provides for the term to be extended to 2005 under certain circumstances.

     In January 1996, Alliance sold (referred to as Infinity transaction) the radio station assets, excluding cash balances, of the broadcast subsidiaries described below to Infinity Broadcasting Corporation pursuant to the terms of a Purchase Agreement dated September 22, 1995 (Note 9). in connection with this sale transaction, the broadcast subsidiaries described below were merged into Alliance.

     MEMBERS OF CONSOLIDATED GROUP
     The consolidated financial statements include the accounts of Alliance and its subsidiaries. The broadcast subsidiaries described below each had a subsidiary which owned the related FCC broadcast license. All material intercompany and interpartnership transactions have been eliminated in consolidation.

     Alliance's subsidiaries at December 31, 1995 included the following corporations and limited partnerships (Alliance and such subsidiaries are collectively referred to as the Group or Company):

     ALLIANCE BROADCASTING MANAGEMENT, INC. (ABMI) - ABMI is a corporation which was wholly owned by Alliance. ABMI had a 1% general partnership interest in each of the limited partnerships described below.

     ALLIANCE BROADCASTING DALLAS, L.P. (DALLAS) - Dallas was formed as a limited partnership for the purpose of acquiring from Group W Radio, Inc. (Group W) and GWR Equity Holding, Inc. (GWR) the broadcast license and certain fixed assets of a Dallas, Texas radio station. Alliance had a 99% Class A limited partnership interest in Dallas and GWR had a Class C limited partnership interest which was retired in August 1993 prior to its scheduled maturity. The gain realized on the prepayment was not material. Dallas' term was until December 2009. In December 1991, Dallas acquired the radio station assets and a covenant not to compete for $3,000,000 in cash and the issuance of a note payable of $700,000 and Class C partnership unit of $7,300,000. During 1993, the note payable was repaid and the Class C partnership unit was retired. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $786,000; noncompete agreement - $1,513,000; broadcast license - $8,000,000. The excess of the purchase price over the fair value of the assets acquired of $701,000 was recorded as goodwill. This radio station operated under the call letters "KYNG-FM."

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

     ALLIANCE BROADCASTING MOTOWN, L.P. (MOTOWN) - Motown was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a Detroit, Michigan radio station. Alliance had a 99% Class A limited partnership interest in Motown. Motown's term was the earlier of the expiration of the term of Alliance or December 2009. In September 1992, Motown acquired the radio station assets for $4,550,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $993,000; broadcast license - $3,557,000. This radio station operated under the call letters "WYCD-FM."

     ARMADILLO BROADCASTING, L.P. (ARMADILLO) - Armadillo was formed as a limited partnership for the purpose of operating a radio station located in Arlington, Texas pursuant to the terms of a time brokerage agreement. Alliance had a 99% Class A limited partnership interest in Armadillo. Armadillo's term was the earlier of the expiration of the term of Alliance or December 2009.

     Under the terms of the time brokerage agreement, Armadillo purchased broadcast airtime of the station during the term of the agreement and the agreement included an option whereby Armadillo could purchase the operating assets of the station. In October 1993, Armadillo purchased the broadcast license and certain fixed assets of this radio station for $11,000,000 in cash and the time brokerage agreement was terminated. The purchase price was initially allocated to the assets acquired based upon their estimated relative fair values as follows: property and equipment - $938,000; broadcast license - $10,000,000; goodwill - $62,000. During 1994, the allocation was revised whereby property and equipment was reduced by $676,000, broadcast license increased by $738,000 and goodwill decreased by $62,000. This radio station operated under the call letters "KSNN-FM."

     ALLIANCE BROADCASTING CALIFORNIA, L.P. (ABC) - ABC was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a radio station located in San Francisco, California. ABC's term was the earlier of the expiration of Alliance or December 2013. Alliance had a 99% Class A limited partnership interest in ABC. In August 1993, ABC acquired the radio station assets and a covenant not to compete for $8,950,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $1,033,000; noncompete agreement - $950,000; broadcast license
     - $6,800,000. The excess of the purchase price over the fair value of the assets acquired of $167,000 was recorded as goodwill. This radio station operated under the call letters "KFRC-AM."

     ALLIANCE BROADCASTING HOLDINGS, INC. (ABH) - ABH, a wholly owned subsidiary of Alliance and a corporation, acquired the capital stock of an unrelated corporation which owned and operated a San Francisco, California radio station in August 1993 for $11,200,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $1,190,000; noncompete agreement - $1,200,000; broadcast license - $8,200,000. The excess of the purchase price over the fair value of the assets acquired of $610,000 was recorded as goodwill. This radio station operated under the call letters "KFRC-FM."

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


     ALLIANCE BROADCASTING RAINIER, L.P. (RAINIER) - Rainier was formed as a limited partnership for the purpose of acquiring the broadcast license and certain fixed assets of a radio station located in Seattle, Washington. Alliance had a 99% Class A limited partnership interest in Rainier. Rainier's term was the earlier of the expiration of the term of Alliance or December 2013. In June 1994, Rainier acquired the radio station assets for $11,950,000 in cash. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $789,000; broadcast license - $11,161,000. This radio station operated under the call letters "KYCW-FM."

     ALLIANCE BROADCASTING CRANWELL, L.P. (CRANWELL) - Cranwell was formed as a limited partnership for the purpose of operating a radio station located in San Francisco, California pursuant to the terms of a time brokerage agreement. Alliance had a 99% Class A limited partnership interest in Cranwell. Cranwell's term was the earlier of the expiration of the term of Alliance or December 2013.

     Under the terms of the time brokerage agreement, Cranwell purchased broadcast airtime during the term of the agreement and the agreement included an option whereby Cranwell could purchase the operating assets of the station. In June 1994, Cranwell acquired the radio station assets for $18,000,000 in cash. Alliance acquired only the broadcast license and certain other assets and did not acquire an on-going business. Therefore, the pro forma information below excludes this station. The purchase price was allocated to the assets acquired based upon their relative fair values as follows: property and equipment - $234,000; broadcast license - $17,766,000. This radio station operated under the call letters "KYCY-FM."

     UNAUDITED  PRO  FORMA  DATA
     Unaudited pro forma data for the on-going businesses acquired in 1993 and 1994 assuming the above acquisitions had occurred in the year immediately preceding the acquisition date and the beginning of the year of the acquisition date for the two years ended December 31, 1994 is as follows:

                                                        YEAR ENDED DECEMBER 31,
                                                        1993               1994

      Net revenue                                     $ 18,337,000 $ 28,544,000

      Net loss before income taxes and
        extraordinary item                             (14,036,000)  (9,604,000)

      Pro forma net loss per partnership unit
        before income taxes and extraordinary item            (.33)        (.20)

      Pro forma partnership units outstanding           42,205,000   47,987,000


ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       USE OF ESTIMATES
       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       REVENUE RECOGNITION
       Broadcast operations derive revenue from the sale of program time and commercial announcements to local, regional and national advertisers. Revenue is recognized when the related programs and commercial announcements are broadcast.

       BARTER TRANSACTIONS
       Barter transactions are arrangements under which the stations provide commercial air time in exchange for merchandise and services. These transactions are recorded at the estimated fair value of the merchandise or services received. Revenue from barter transactions is recognized as income when advertisements are broadcast and merchandise or services received are charged to expense when used. Barter transactions, revenue and expense, were not material in any of the years in the three years ended December 31, 1995.

       PROPERTY AND EQUIPMENT
       Property and equipment are stated at cost. Expenditures for repairs and maintenance are charged to expense as incurred and improvements that significantly extend the lives of assets are capitalized. Depreciation is provided using the straight-line method and the estimated useful lives of the related assets as follows:

            Studio equipment                      5 years
            Transmitter equipment                 7 years
            Furniture and equipment               7 years
            Computer equipment and other          5 years
            Automobiles                           5 years
            Leasehold improvements                Term of lease or 5 years

       INTANGIBLE AND OTHER ASSETS
       Intangible and other assets are stated at cost and amortized using the straight-line method and the following estimated useful lives:

            Broadcast licenses                    25 years
            Noncompete  agreements                Term of agreement
            Organization  costs                   5 years
            Goodwill                              25 years
            Deferred  financing costs             Term of loan

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


       IMPAIRMENT OF LONG-LIVED ASSETS
       Alliance evaluates intangible and other long-lived assets for potential impairment by analyzing the operating results, including related cash flows, trends and prospects of its subsidiaries, as well as comparing them to their competitors. Alliance also takes into consideration recent acquisition patterns within the broadcast industry, the impact of recently enacted or potential Federal Communications Commission (FCC) rules and regulations and any other events or circumstances which might indicate potential impairment. Based upon these evaluations, Alliance has determined that no impairment of recorded intangible and other long-lived assets has occurred.

       CONCENTRATION OF CREDIT RISK
       Financial instruments which potentially subject the Group to concentration of credit risk consist principally of accounts receivable and short-term investments. The Group's advertising time is purchased through advertising agencies by advertisers, in diversified industries, that are principally located in the metropolitan areas served by the radio stations. The Group performs ongoing credit evaluations of its customers. The Group maintains reserves for credit losses and such losses have generally been within management's expectations. No single advertising agency or advertiser accounted for a significant portion of the accounts receivable balance reflected in the consolidated balance sheet at December 31, 1994 and 1995. The Group invests excess cash in short-term liquid investments. The Group has not incurred losses related to these investments.

       STATEMENT OF CASH FLOWS
       For purposes of the statement of cash flows, the Group considers all financial instruments with an initial maturity of three months or less to be cash equivalents.

       INCOME TAXES
       The individual partners are responsible for reporting of their share of the earnings and losses of each partnership in their respective income tax returns. Accordingly, no provision for federal and state income taxes has been made in these consolidated financial statements related to the earnings and losses of partnerships included in the Group except for a state income tax provision related to income earned in those states that require a partnership to pay such taxes.
       ABMI and ABH record income taxes under the liability method.

       DISCLOSURE ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS
       CASH - The carrying amount in the financial statements approximates its fair value.

       NOTE PAYABLE AND CAPITAL LEASE OBLIGATIONS - The fair value is estimated based on current market rates available to the Group for debt of the same remaining maturities. Since the note payable was repaid at its carrying amount, exclusive of remaining deferred financing costs, and the lease obligations were assumed, both in connection with the Infinity transaction, management believes that disclosure of estimated fair value would not be meaningful.

       NET LOSS PER PARTNERSHIP UNIT
       Net loss per partnership unit is computed using the weighted average number of units outstanding. The number of units used in the computation of net loss per partnership unit for

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

       the three years ended December 31, 1995 was 27,409,000 in 1993, 47,900,000 in 1994 and 49,705,000 in 1995.


3.     PROPERTY AND EQUIPMENT

       Property and equipment consist of the following:
                                                          DECEMBER 31,
                                                1994                    1995

        Land                              $    101,000         $       101,000
        Studio equipment                     3,095,000               3,022,000
        Transmitter equipment                2,583,000               2,582,000
        Furniture and equipment              1,192,000               1,346,000
        Computer equipment and other           701,000                 756,000
        Automobiles                            139,000                 571,000
        Leasehold improvements                 974,000               1,020,000
                                       -----------------       ----------------
                                             8,785,000               9,398,000
        Less - accumulated
           depreciation                     (1,901,000)             (3,373,000)
                                       -----------------       ----------------
                                          $  6,884,000         $     6,025,000
                                       -----------------       ----------------

       Depreciation expense was $566,000, $1,080,000 and $1,601,000 for the years ended December 31, 1993, 1994 and 1995, respectively. At December 31, 1994 and 1995, property and equipment included assets under capital leases of $419,000 and $738,000, respectively, with related accumulated amortization of $116,000 and $235,000, respectively.


4.     INTANGIBLE AND OTHER ASSETS

       Intangible and other assets consist of the following:

                                                          DECEMBER 31,
                                              1994                      1995

         Broadcast licenses          $     66,161,000          $     66,161,000
         Noncompete agreements              3,663,000                 3,663,000
         Organization costs                 3,151,000                 3,151,000
         Goodwill and other
           non-current assets               1,596,000                 1,634,000
         Deferred financing costs           3,783,000                 3,783,000
                                     -----------------         -----------------
                                           78,354,000                78,392,000

         Less - accumulated
            amortization                   (7,352,000)              (12,173,000)
                                     -----------------         -----------------
                                      $    71,002,000          $     66,219,000
                                     -----------------         -----------------

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

       Amortization expense was $2,178,000, $4,346,000 and $4,821,000 for the years ended December 31, 1993, 1994 and 1995, respectively.

       The broadcast licenses represent rights granted by the FCC which expire at seven year intervals from October 1996 through February 1998. The FCC licenses are renewable for subsequent seven year intervals. Management anticipated continued renewals of the FCC licenses and Alliance was amortizing the licenses over a period of 25 years consistent with industry practice. The noncompete agreements were obtained in connection with the acquisitions of radio stations and generally have terms not exceeding three years.

       Goodwill, organization costs, and other non-current assets are primarily composed of legal and other professional fees incurred in connection with the formation of Alliance and the acquisition of the radio station assets, including broadcast licenses.

       Deferred financing costs are primarily composed of loan origination fees and other professional fees incurred in connection with The Chase Manhattan Bank, N.A. (Chase) Credit Agreement described below (Note 5). In connection with the refinancing of the Company's debt in 1994 an extraordinary loss of $1,491,000 resulted. The extraordinary loss represented the unamortized portion of deferred financing costs associated with a previous note payable to Chase (deferred financing costs of $1,790,000 and related accumulated amortization of $299,000).


5.     FINANCING ARRANGEMENTS

       CHASE CREDIT AGREEMENT (INITIAL)
       Alliance was party with Chase to a credit agreement dated August 12, 1993 (Credit Agreement) which provided for a revolving credit facility of up to $25,000,000.

       Borrowings under the Credit Agreement ($25,000,000 at December 31, 1993) bore interest, at the election of Alliance, at prime or LIBOR plus a stated percentage rate based on the type of loan selected by Alliance. The Credit Agreement required Alliance to maintain interest rate protection agreements on a notional amount of $15,000,000 in order to establish a fixed or maximum interest rate through August 1996. The maximum interest rate was 8% through August 1994, 9% through August 1995 and 11% through August 1996. Beginning with the quarter ending December 31, 1994, principal and interest was payable quarterly until maturity
       (August 1998). Borrowings under the Credit Agreement were secured by substantially all assets of the Group, including Alliance's ownership interest in its subsidiaries, including the license subsidiaries (see below), and guaranteed by its subsidiaries, including the license subsidiaries (see below).

       Under the Credit Agreement, each of Alliance's broadcast subsidiaries was required to establish a license subsidiary and to contribute its respective FCC broadcast license to the license subsidiary.

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


       The amounts outstanding under the Credit Agreement were repaid prior to maturity in connection with the refinancing described below. A loss was recorded in connection with the refinancing (Note 4).

       CHASE CREDIT AGREEMENT (AMENDED)
       On June 16, 1994, Alliance executed an amended and restated credit agreement with Chase and other syndicate banks (Amended Credit Agreement) which provided for a term loan of $50,000,000 and a revolving credit facility of $20,000,000 as described below. The Amended Credit Agreement was amended effective December 31, 1994, to modify certain financial covenant requirements. Amounts outstanding under this credit facility were repaid in January 1996 in connection with the Infinity transaction (Note 9).

       Borrowings under the Amended Credit Agreement ($59,000,000 at December 31, 1995) bore interest, at the election of Alliance, at prime or LIBOR plus a stated percentage rate based on the type of loan selected by Alliance and was secured by substantially all assets of the Group, including Alliance's ownership interest in its subsidiaries, including the license subsidiaries, and guaranteed by its subsidiaries, including the license subsidiaries. The Amended Credit Agreement provided for an interest rate ceiling on up to $45,000,000 through August 1996. The maximum interest rate was 9% through August 1995 and 11% through August 1996 on the first $15,000,000. The maximum interest rate was 10% through June 1995 and 11% through June 1996 on the remaining $30,000,000.

       Interest on the term loan and the revolving credit facility was payable quarterly. Beginning with the quarter ending December 31, 1995, principal of the term loan was payable quarterly until maturity (December 1999). The Amended Credit Agreement permitted prepayment without penalty. The Amended Credit Agreement required additional annual payments of principal of the term loan in April of each year equal to 75% of excess cash flow (as defined).

       Beginning with the quarter ending March 31, 1997, the amount available under the revolving credit facility was reduced to the date of maturity (December 1999) by $1,250,000 per quarter, increasing to $1,875,000 per quarter on March 31, 1998. Alliance was required to repay amounts outstanding under the revolving credit facility in excess of the calculated maximum commitment amount.

       The Amended Credit Agreement contained covenants which included, among others, limitations related to debt, distributions to partners and capital expenditures. In addition, the covenants stipulated certain financial ratios including, among others, cash flow, debt to cash flow, debt service, fixed charges, overhead and liquidity.


6.     COMMITMENTS AND CONTINGENCIES

       COMMITMENTS
       The Group leases office space and its transmitter towers under operating leases which expire from 1996 through 2004. Substantially all leases related to the broadcast subsidiaries were assumed in connection with the Infinity transaction (Note 9). The future minimum rental commitments required under these leases subsequent to December 31, 1995 were as follows:

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


                   EQUIPMENT       TOWERS         OFFICES         TOTAL
 YEAR ENDING
 DECEMBER 31,

 1996              $ 29,000    $   305,000    $   864,000   $   1,198,000
 1997                18,000        316,000        881,000       1,215,000
 1998                 7,000        268,000        803,000       1,078,000
 1999                 5,000        266,000        617,000         888,000
 2000                 5,000        241,000        463,000         709,000
 Thereafter          14,000      1,019,000        827,000       1,860,000
                  ----------   -----------    -----------   -------------
                   $ 78,000    $ 2,415,000    $ 4,455,000   $   6,948,000
                  ==========   ===========    ===========   =============

       Aggregate rent expense for the equipment, offices and towers was $976,000, $1,210,000, and $1,165,000 for the years ended December 31,
       1993, 1994 and 1995, respectively.

       In addition to the above operating leases, the Group leases certain property and equipment under capital leases through 2000. Substantially all capital lease obligations of the broadcast subsidiaries were assumed in connection with the Infinity transaction (Note 9). The following were the future minimum lease payments under the capital lease obligations at December 31, 1995:

            YEAR ENDING
            DECEMBER 31,

                1996                                        $        283,000
                1997                                                 246,000
                1998                                                  92,000
                1999                                                  33,000
                2000                                                  13,000
                                                            -----------------


                                                                     667,000

                Less - amounts representing interest                (125,000)
                                                            -----------------


                Present value of minimum lease payments              542,000

                Less - current portion                              (109,000)
                                                            -----------------


                Noncurrent portion                          $        433,000
                                                            -----------------


       CONTINGENCIES
       A small number of claims and contingent liabilities are pending against Alliance and members of the Group, arising in the ordinary course of business. In the opinion of the Company's legal counsel and management, the ultimate disposition of all claims, both asserted and unasserted, will not have a material adverse effect on the Company's financial position or results of operations.

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


7.     PARTNERS' CAPITAL

       The partnership agreement, as amended, provided for the issuance of Class B limited partnership units to John Hayes and employees, directors or consultants. Payment of the capital contributions related to the issuance of the Class B limited partnership units was deferred (deferred contribution account) and were payable through the recontribution of available cash flow (as defined) otherwise distributable to the Class B limited partner. Upon the payment of the deferred contribution account, the Class B limited partnership units were automatically converted into an equal number of Class A limited partnership units. Through December 31, 1995, no distributions of available cash flow (as defined) had been made and no reductions had been made to the Class B limited partner deferred contribution account. In connection with the Infinity transaction, available cash flow (as defined) was generated and a cash distribution was made to all partners, including the Class B limited partners (Note 9). Accordingly, in January 1996, the deferred contribution account was fully repaid and the Class B units were converted into Class A limited partnership units.

       The partnership agreement, as amended, required the periodic issuance to John Hayes of Class B limited partnership units such that the aggregate number of Class B limited partnership units issued to him at a price of $1 per unit equaled the lesser of 6% of the aggregate partnership units outstanding or 2,761,183 (provided that such percentage and amount was subject to adjustment as provided in the partnership agreement). At December 31, 1995, John Hayes had been issued 2,538,507 Class B limited partnership units with a deferred contribution account of $1 per unit.

       In January  1995,  Alliance  established  the Class B Unit Award  Program
       (Plan) under which a maximum aggregate number of Class B limited partnership units of 1,380,000 could have been purchased by certain key employees of Alliance. During fiscal 1995, 945,000 Class B limited partnership units were issued to key employees of Alliance with a deferred contribution account of $1.50 per unit. The Class B limited partnership units held by employees were subject to repurchase at the option of Alliance under certain conditions. The repurchase price was the fair market value of the Class B limited partnership units for vested units and $0.001 for non-vested units and for units repurchased upon termination of the holders' employment for cause. For purposes of the repurchase option, vesting generally occurred over a three-year period from the date of issuance of the units. As a result of the Infinity transaction, all Class B limited partnership units vested in January 1996.

       In connection with the Credit Agreement, Alliance issued Series A and Series B warrants to Chase which provided for the purchase of 3,451,479 (Series A) and 4,067,814 (Series B) Class C partnership units at an exercise price of $1 per unit for Series A warrants and $.000001 per unit for Series B warrants. The Series B warrants were exercisable only if an event of default, as defined, occurred prior to March 1995. In connection with the Amended Credit Agreement, the Series B warrants were cancelled and Series C warrants were issued to Chase and other syndicate banks. The Series C warrants provided for the purchase of 2,771,782 Class C partnership units at an exercise price of $1 per unit. The Series A and Series C warrants were exercisable at the option of the warrant holder until June 30, 2003. Management believed the warrants had a nominal value at issuance and no amounts were

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


       recorded in these consolidated financial statements for these warrants. Voting rights of Class C limited partnership units were restricted to specific events as provided in the partnership agreement, as amended. With the Infinity transaction, Chase exercised the Series A and Series C warrants in January 1996 (Note 9).

       As of December 31, 1995 the aggregate capital contributions and the percentage interests of each of the partners were as follows (before the dilutive effect of the Chase warrants):

                                               CUMULATIVE        PERCENTAGE
                                     UNITS    CONTRIBUTIONS       INTEREST

       GENERAL PARTNER               500,000  $   484,000            1.0%

       CLASS A LIMITED PARTNERS   39,346,000   39,346,000           78.8

       CLASS B LIMITED PARTNERS    3,484,000         -               7.0

       CLASS D LIMITED PARTNERS    6,550,000    6,550,000           13.2

       For purposes of allocating net income (loss) to the partners' capital accounts, profits and losses are generally allocated to the partners in proportion to their respective ownership interests. However, any allocation of losses that results in a deficit in the capital account of the Class B limited partner is reallocated to the general partner in an amount not to exceed the capital account of the general partner. Loss amounts of the Class B limited partner not allocated to the general partner as a result of this limitation are allocated pro rata based on partnership units to each Class A and Class D limited partner. The partnership agreement sets forth the priorities related to the distribution of available cash flow to the partners.


8.     INCOME TAXES

       No income tax benefit was recorded in the consolidated financial statements in 1993 and 1994 related to ABMI's and ABH's net losses since future utilization of such net operating losses (NOL) was not considered more likely than not. At December 31, 1994, federal NOL amounts in which a full valuation reserve was recorded were approximately $115,000 for ABMI and $1,500,000 for ABH (exclusive of amounts acquired in 1993 as discussed below). State NOL amounts were not material. These federal NOLs expire from 2008 through 2009.

       During 1995, ABH and ABMI generated taxable income which was offset by acquired NOLs (see below). Management determined that based on the weight of available evidence, it was more likely than not that the full amount of the federal NOL amounts at December 31, 1994, would be realized in the future. Accordingly, the full valuation allowance of approximately $500,000 at December 31, 1994 was reversed in 1995.

       In connection with the 1993 stock acquisition by ABH, federal and state NOLs were acquired. At December 31, 1994, the unused NOLs were approximately $5,800,000 for federal and $300,000 for state income tax reporting purposes. The federal NOLs expire at various dates

ALLIANCE BROADCASTING, L.P.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------


       from 2004 through 2007 and the state NOL expires in 1997. No valuation allowance was recorded at December 31, 1994 and 1995 related to these NOLs since they substantially offset the deferred tax liability recorded in connection with the acquisition. During 1995 approximately $1,100,000 of the federal NOLs and the entire amount of the state NOL were utilized resulting in a 1995 deferred tax provision of approximately $500,000.

       ABH has temporary differences that result from differences in asset cost basis for FCC licenses and amortization expenses due to differences in amortization periods for certain other intangible assets. These differences arose primarily from the 1993 acquisition transaction and resulted in a gross deferred tax liability of approximately $2,100,000 at December 31, 1994 and $1,900,000 at December 31, 1995. Deferred income taxes, both asset and liability, related to other temporary differences have not been provided since such taxes would not be material to the consolidated financial statements.

       The 1995 tax provision also includes approximately $146,000 for state income taxes applicable to the Group's operations in Michigan.


9.     SUBSEQUENT EVENTS

       Alliance received cash of approximately $6,200,000 in connection with the January 1996 exercise of the Series A and Series C warrants by Chase.

       On September 22, 1995, a Purchase Agreement was executed between Infinity Broadcasting Corporation (Infinity) and Alliance, whereby Infinity would acquire the radio station assets, exclusive of cash balances, of KYNG-FM and KSNN-FM in Dallas, KFRC-FM, KFRC-AM and KYCY-FM in San Francisco, WYCD-FM in Detroit and KYCW-FM in Seattle for $275,000,000 adjusted for an amount equal to the amount of working capital, as defined, over (under) $10,000,000.

       On January 16, 1996, the sale of these radio station assets with a net book value of approximately $78,700,000 at December 31, 1995, was closed and Alliance received cash of approximately $272,600,000, of which $6,000,000 was placed in escrow to be released over a three year period as stipulated in the Purchase Agreement, and in connection therewith, certain radio station liabilities of approximately $2,400,000 at December 31, 1995, were assumed. A gain will be recorded in 1996 from this transaction representing the net gain from the sale of assets reduced by the loss on debt extinguishment and employee bonuses, other compensation and costs/expenses to wind-down Alliance's corporate offices.

       The proceeds from the sale, together with the proceeds from the Chase warrant exercise, were used to: i) repay outstanding notes payable and accrued interest under the Amended Credit Agreement, ii) pay to selected employees discretionary bonuses resulting from the sale, and iii) pay professional fees and other expenses incurred as a result of the sale. After retaining an amount of the aggregate cash proceeds that will be used to pay the ongoing expenses of Alliance, as well as the costs and expenses (such as severance, rent and lease cancellation payments) to wind-down Alliance's corporate offices, a distribution of the remaining amount was made in January 1996 to the partners.


                        Infinity Broadcasting Corporation
                        Pro Forma Combined Balance Sheet
                               .December 31, 1995
                                 (In thousands)
                                   (unaudited)

                                                                       Company
                                   Company as    Acquisition of      Pro Forma
                                    reported      Alliance            Combined
                                  ------------   --------------      ---------
Assets:
Current assets                         108,365          10,000 (1)      118,365

Property and equipment, net             20,561           3,834 (1)       24,395
Intangible assets, net                 451,220         194,861 (1)      646,081
Radio properties held for sale                          66,680 (1)       66,680
Other assets                            14,310                           14,310

                                  ----------------------------------------------
          Total assets                 594,456         275,375          869,831
                                  ==============================================

Liabilities:
Current liabilities                     53,080             375           53,455
Long-term debt                         267,384         275,000 (1)      542,384

Stockholders' equity                   273,992                          273,992

          Total liabilities and
                                  ----------------------------------------------
          stockholders' equity         594,456         275,375          869,831
                                  ==============================================

(1) To reflect the acquisition of Alliance, financed from borrowings under the Credit Agreement, and the preliminary allocation of the purchase price of $275.0 million:

                                            Carrying Value
                                             Reported by              Allocation of
                                       Alliance     Adjustments      Purchase Price
                                     ----------------------------------------------
   Assets:
      Current assets                     10,972            (972)(a)       10,000
      Property and equipment, net         6,025          (2,191)           3,834
      Intangible assets, net             66,219         128,642          194,861
      Radio properties held for sale                     66,680           66,680

                                     ----------------------------------------------
                Total assets             83,216         192,159          275,375
                                     ==============================================

   Liabilities:
      Current liabilities                11,709         (11,709)(a)            0
      Long term debt                     50,000         (50,000)(a)            0
      Other liabilities                     433            (433)(a)            0
                                     ----------------------------------------------
                Total liabilities        62,142         (62,142)               0
                                     ----------------------------------------------


                                     ----------------------------------------------
   Partners' capital                     21,074         (21,074)(a)            0
                                     ----------------------------------------------

         Total liabilities and
                                     ----------------------------------------------
             partners' capital           83,216         (83,216)               0
                                     ==============================================


    (a) Adjustments to eliminate assets not being acquired and liabilities not being assumed in the Alliance acquisition.



    The preliminary allocation of the purchase price may change upon final appraisal of the fair values of the net assets acquired.


                                     Infinity Broadcasting Corporation
                                  Pro Forma Combined Statement of Operations
                                       Year ended December 31, 1995
                                   (In thousands, except per share data)
                                             (unaudited)
                                                                                          Company
                                               Company as       Acquisition of           Pro Forma
                                              reported (1)    KLUV-FM and Alliance        Combined
                                             --------------   --------------------    ----------------
Total revenues                                     372,429             41,897   (2)           414,326
Less agency commissions                             46,723              6,857   (2)            53,580
                                             --------------      -------------         ---------------
Net revenues                                       325,706             35,040                 360,746
Station operating expenses
   excluding depreciation and amortization         167,285             19,674   (2)           186,959
                                             --------------      -------------         ---------------
Station operating income
   excluding depreciation and amortization         158,421             15,366                 173,787
Depreciation and amortization                       50,482             15,154   (3)            65,636
Corporate general and administrative expenses        6,135                  0                   6,135
                                             --------------      -------------         ---------------
Operating income(loss)                             101,804                212                 102,016
Interest expense                                   (44,385)           (15,030)  (4)           (59,415)
Interest income                                        387                  0                     387
Other expense                                       (1,715)                 0                  (1,715)
Income taxes                                        (1,588)                 0                  (1,588)
                                             --------------      -------------         ---------------
Net earnings(loss)                                  54,503            (14,818)                 39,685
                                             ==============      =============         ===============

Net earnings per share                                $0.53                                    $0.39
Weighted average shares                            102,903                                  102,903


(1) The Company's historical consolidated results of operations for the year ended December 31, 1995 have been audited and include the operating results of radio station KLUV-FM from April 21, 1995, the date the Company acquired such station.

(2) To reflect the historical operating results of KLUV-FM for the period from January 1, 1995 to April 20, 1995 (based upon the unaudited financial statements of KLUV-FM), and to reflect the historical operating results of Alliance as follows:

                                                                                         Adjusted
                                                                                        Historical
                                                    Reported by                         Results of
                                                   Alliance            Adjustments       Alliance
                                                 -------------     ---------------------------------
    Total revenues                                     46,332            (7,527)(a)          39,435
                                                                            630 (b)
    Less agency commissions                             7,597            (1,260)(a)           6,337
                                                 -------------     -------------       -------------
    Net revenues                                       38,735            (5,637)             33,098

    Station operating expenses                                           (8,485)(a)
       excluding depreciation and amortization         26,540               811 (b)          18,866
                                                 -------------     -------------       -------------
    Station operating income
       excluding depreciation and amortization         12,195             2,037              14,232
    Depreciation and amortization                       6,422            (1,747)(a)           4,675
    Corporate general and administrative expenses       2,230            (2,230)(a)(c)            0
                                                 -------------     -------------       -------------
    Operating income                                    3,543             6,014               9,557
    Interest and other expense                         (7,837)            7,837 (a)(b)(c)         0
    Interest and other income                           1,293            (1,293)(a)(b)(c)         0
    Provision for income taxes                           (146)              146 (a)(c)            0
                                                 -------------     -------------       -------------
    Net income (loss) before extraordinary item        (3,147)           12,704               9,557
                                                 =============     =============       =============

          (a) To exclude the operating results of radio stations held for sale.

          (b) To reclassify miscellaneous  broadcasting revenues and  expenses
              to  conform   with  the   Company's  presentation.

          (c) Assumes these items would not have been incurred by the Company during this period. Such items consist primarily of corporate and interest expenses and the provision for income taxes.

(3) To reflect the pro forma depreciation and amortization expense from the allocation of the purchase price of KLUV-FM based on the following: franchise and other intangible assets of approximately $52.8 million over a period of 15 years and property and equipment of $200,000 over a period of 5 years. To reflect the pro forma depreciation and amortization expense from the preliminary allocation of the purchase price of Alliance based on the following: franchise and other intangible assets of approximately $194.5 million (excludes estimated allocation of purchase price to stations held for sale) over a period of 15 years, property and equipment of $3.8 million over a period of 5 years and a non compete agreement of $375,000 over a period of 18 months.

(4) To reflect additional interest expense on bank borrowings, at an interest rate of approximately 7% to finance the acquisitions of KLUV-FM and Alliance.